Exhibit 99.2

                             JOINT FILING AGREEMENT

         The undersigned hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13G, and amendments thereto, in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities and Exchange Act of 1934, as amended.

         Dated:  November 5, 2004

         TRACY JONES

         /s/ Tracy Jones
         --------------------------------------------

         WESTERN ARCHITECTURAL SERVICES, LLC

         /s/ Tracy Jones
         --------------------------------------------
         Tracy Jones, Manager

         VARNA GROUP LC

         /s/ Tracy Jones
         --------------------------------------------
         Tracy Jones, Managing Member

         TRACY JONES CHARITABLE REMAINDER TRUST

         /s/ Tracy Jones
         --------------------------------------------
         Tracy Jones, Trustee